Exhibit 4.5
HUNTINGTON INGALLS INDUSTRIES, INC.
NEWPORT NEWS OPERATIONS
SAVINGS (401(k)) PLAN FOR UNION ELIGIBLE EMPLOYEES
March 31, 2011 Restatement

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ARTICLE B7 DISTRIBUTIONS		67
Section B7.01	Application	67
Section B7.02	Timing of Distributions	67
Section B7.03	Form of Distributions	67
Section B7.04	Condition of Distributions	67

ARTICLE B8 TERMINATION		68
Section B8.01	Termination	68

PREAMBLE
     Prior to March 31, 2011, Northrop Grumman Shipbuilding, Inc. (known prior to December 2, 2008 as Newport News Shipbuilding and Dry Dock Company) maintained the Plan, which was initially adopted effective as of July 1, 1992. The Plan has been amended several times since then and is intended to constitute a profit-sharing plan within the meaning of 26 C.F.R. Section 1.401-1(b)(1)(ii) (notwithstanding the fact that contributions are made without regard to current or accumulated profits) with both an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and a cash or deferred arrangement that meets the requirements of Code Section 401(k) and to qualify under Code Section 401(a).
     The Plan was restated effective as of July 26, 1999, as of January 1, 2007, and again as of January 1, 2010.
The Plan is hereby amended and restated effective as of March 31, 2011, and, as of such date, the Plan is maintained by Huntington Ingalls Industries, Inc. under the EIN 90-0607005.
Background of Corporate Spin-Off
     In connection with Northrop Grumman Corporation’s (“Northrop”) spin-off of its shipbuilding business, Northrop underwent an internal reorganization and incorporated Huntington Ingalls Industries, Inc. (“HII, Inc.”) on August 4, 2010 as an indirect subsidiary of Northrop. HII, Inc. is the parent of Huntington Ingalls Industries Company (the “Company”). HII, Inc. was spun-off effective March 31, 2011 (the “Spin-Off”) pursuant to a Separation and Distribution Agreement, dated March 31, 2011. Effective as of the Spin-Off, HII, Inc. is an independent, publicly traded corporation which owns and operates the shipbuilding business previously owned and operated by Northrop (through its direct and indirect subsidiaries). The Company is a wholly-owned subsidiary of HII, Inc. Prior to the Spin-Off, Northrop’s EIN was 95-4840775. After the Spin-Off, Northrop’s EIN will be 80-0640649.
     Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

Article 1
Definitions
     Section 1.01 “Account” means the records maintained by the Administrative Committee in the manner provided in Article 6 to determine the interest of each Participant in the assets of the Plan.
     Section 1.02 “Administrative Committee” means the committee described in Section 9.03.
     Section 1.03 “Basic Labor Agreement” means a collective bargaining agreement relating to wages, hours, and working conditions between an Employer and a Union pursuant to which the Plan is maintained.
     Section 1.04 “Before-Tax Contributions” means the contributions described in Section 3.01.
     Section 1.05 “Beneficiary” means the one or more persons or entities entitled to receive distribution of a Participant’s interest in the Plan in the event of his death as provided in Article 8.
     Section 1.06 “Benefits Office” means the Employee Benefits Office located at 4101 Washington Avenue, Newport News, Virginia 23607.
     Section 1.07 “Board” means the Board of Directors of the Parent.
     Section 1.08 “Catch-up Contributions” means the contributions made pursuant to Section 3.02 of the Plan and Section 414(v) of the Code.
     Section 1.09 “Catch-up Eligible Participant” means, with respect to a given calendar year, each Participant who has attained age 50 or who will attain age 50 during such calendar year.
     Section 1.10 “Code” means the Internal Revenue Code of 1986, as amended.
     Section 1.11 “Company” Huntington Ingalls Industries Company and, with respect to a duty allocated to the Company under the Plan, any entity or entities to which the Company has delegated that duty. For historical reference, the term “Company” as used prior to the Spin-Off means Northrop Grumman Shipbuilding, Inc. and its predecessors.
     Section 1.12 “Compensation” means the applicable straight time hourly rate of pay paid to an Employee by the Employers, determined without regard to Sections 125 or 402(e)(3) of the Code. Notwithstanding the foregoing, Compensation for any Plan Year in excess of $200,000, as adjusted pursuant to Code Section 401(a)(17), shall not be taken into account.
     Effective January 1, 2005, the Compensation of Participants who are covered under the terms of the Basic Labor Agreement between the Company and the United Steelworkers of America and its Local 8888, effective July 26, 2005 for Participants who are covered under the

International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, and effective December 18, 2006 for the International Association of Fire Fighters and its Local I-45, shall include, in addition to straight time earnings: overtime pay, vacation pay (not including vacation pay-off), holiday pay, funeral pay, jury duty pay, military leave pay, shift differential on straight time earnings, special wage additives, and awards and bonuses (e.g., Radcon, Master Shipbuilder, and OFI [“Opportunity for Improvement”] awards and bonuses). Effective April 27, 2005, Compensation shall no longer include Master Shipbuilder or any similar awards or bonuses that are grossed up.
     Prior to January 1, 2005, for participants who are covered under United Steelworkers of America and its Local 8888, prior to July 25, 2005 for Participants who are covered under the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, and prior to December 18, 2006 for Participants who are covered under the terms of the International Association of Fire Fighters and its Local I-45, for purposes of determining Before-Tax Contributions under Section 3.01, the elected Before-Tax Contributions of such Participants shall be deducted from their actual payroll on a weekly basis. Such deduction shall be determined using Compensation equal to the applicable hourly straight time earnings rate times a 40 hour workweek, whether or not the Participant actually works 40 hours per week, less than 40 hours per week or greater than 40 hours per week. If the Participant’s actual payroll is not sufficient to permit the deduction of the Before-Tax Contributions as so determined based on Compensation as so determined, elected Before-Tax Contributions will be deducted from actual payroll to the maximum extent possible in each such weekly period. Any elected Before-Tax Contributions that cannot be deducted during any week based on such methodology shall not be deducted from such Participant’s Compensation or contributed to the Plan during such week or any subsequent week.
     For Plan Years and limitation years beginning on and after January 1, 2001, for purposes of Section 1.20 and Section 10.01 of the Plan, Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4). Such amounts, however, will not be included in Compensation for purposes of determining the amount of a Participant’s Before-Tax Contributions under Section 3.01 or Catch-up Contributions under Section 3.02 of the Plan.
     Effective as of January 1, 2008, Compensation shall not include any otherwise includible amounts paid after the Participant’s termination of employment unless such amounts are described in Section 1.415(c)-(2)(e)(3)(ii) of the Treasury Regulations or constitute unused accrued vacation or sick leave described in Section 1.415(c)-2(e)(3)(iii)(A) of the Treasury Regulations, are reportable as wages for income tax purposes on Internal Revenue Service Form W-2 and are paid by the later of 2 1/2 months after termination of employment or the end of the Plan Year in which such termination occurred.
     Section 1.13 “Controlled Group” means the Company and any and all other corporations, trades, and businesses, the employees of which, together with employees of the Company, are required by Code Section 414 to be treated as if they were employed by a single employer, but only to the extent of the applicable requirements.

     Section 1.14 “Controlled Group Member” means each corporation or other trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.
     Section 1.15 “Disqualified Person” means a person who is a “disqualified person” within the meaning of Code Section 4975(e)(2).
     Section 1.16 “Dividends” means those dividends on Qualifying Securities.
     Section 1.17 “Effective Date” means the first day of July, 1992, or such later date as may be provided for certain Employees pursuant to a Basic Labor Agreement.
     Section 1.18 “Employee” means an individual who is reported on the payroll records of a Controlled Group Member as a common law employee. This term does not include any other common law employee or any Leased Employee. In particular, it is expressly intended that an individual not treated as a common law employee by the Controlled Group Members on their payroll records be excluded from Plan participation even if a court or administrative agency determines that the individual is a common law employee.
     Section 1.19 “Employer” means the Company and any Controlled Group Member that adopts the Plan pursuant to Article 12.
     Section 1.20 “Employer Matching Contributions” means the contributions described in Section 4.01.
     Section 1.21 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     Section 1.22 “ESOP” means the Huntington Ingalls Industries, Inc. Newport News Operations Employee Stock Ownership Plan, an employee stock ownership plan described in Section 4975(e)(7) of the Code, as set forth herein as Appendix B.
     Section 1.23 “ESOP Account” means the subaccount of a Participant’s Account under the Plan to account for allocations, earnings and distributions with respect to the Participant under the ESOP.
     Section 1.24 “Highly Compensated Employee” means, with respect to a Plan Year, any Employee who during the preceding Plan Year:
     (a) was at any time a 5% owner (as defined in Code Section 416(i)(1)) of a Controlled Group Member; or
     (b) received compensation (as defined in Code Section 414(q)(7)) from a Controlled Group Member in excess of $80,000 (as adjusted under the Code).
     With respect to a Plan Year, the term “Highly Compensated Employee” also means (i) any Employee who meets the requirements of paragraph (a) above during such Plan Year, and (ii) a former Employee whose employment with the Controlled Group terminated prior to the

Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.
     For the purposes of this Section, the term “compensation” shall mean the Employee’s compensation for purposes of applying the Code Section 415 limitations, plus, if and to the extent otherwise excluded, the Employee’s Before-Tax Contributions, Catch-up Contributions, elective or salary reduction contributions pursuant to a cafeteria plan under Code Section 125, and elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4), but subject to the limitation of Code Section 401(a)(17).
     The identification of Highly Compensated Employees under this Section shall be made in accordance with the provisions of Section 414(q) of the Code and the regulations thereunder.
     Section 1.25 “Hour of Service” means each hour an Employee is directly or indirectly paid or entitled to be paid for performing services for a Controlled Group Member, plus each hour for which back pay has been either awarded or agreed to by the Controlled Group Member, credited in accordance with the requirements of Labor Regulation Section 2530.200b-2.
     Section 1.26 “Huntington Ingalls Industries Fund” has the meaning set forth under the ESOP.
     Section 1.27 “Investment Committee” means the committee described in Section 6.03.
     Section 1.28 “Investment Funds” means the Huntington Ingalls Industries Fund, the Northrop Grumman Fund and the additional investment options designated by the Investment Committee and described in Article 6.
     Section 1.29 “Leased Employee” means any individual who is not an Employee but provides services to a Controlled Group Member (or a Controlled Group Member and “related persons” under Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, under an agreement between a Controlled Group Member and any other person and performed under the primary direction or control of a Controlled Group Member.
     Section 1.30 “Northrop Grumman Fund” means an Investment Fund the purpose of which is to invest in stock of Northrop Grumman Corporation.
     Section 1.31 “Normal Retirement Age” means age 62.
     Section 1.32 “Parent” means Huntington Ingalls Industries, Inc.
     Section 1.33 “Participant” means an Employee or former Employee who has met the applicable eligibility requirements of Article 2, who has entered into a Wage Reduction Agreement, received a Special Contribution or is eligible to receive a Retirement Account Contribution, and who has not yet received a distribution of the entire amount of his or her interest in the Plan.

     Section 1.34 “Period of Severance” means the period beginning on a Participant’s Severance Date and ending on the date the Employee returns to the service of an Employer and completes an Hour of Service for the performance of duties.
     Section 1.35 “Plan” means the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees, including the Huntington Ingalls Industries, Inc. Newport News Operations Employee Stock Ownership Plan, the terms of which are set forth herein as Appendix B as amended or restated from time to time.
     Section 1.36 “Plan Year” means the period with respect to which the records of the Plan are maintained, which shall be the calendar year.
     Section 1.37 “Qualified Plan” means an employee benefit plan that is qualified under Code Section 401(a).
     Section 1.38 “Qualifying Securities” means common stock issued by the Company (or a Controlled Group Member) which is readily tradable on an established securities market.
     Section 1.39 “Retirement Account Contribution” means the contributions described in Section 4.03.
     Section 1.40 “Service” means employment as an Employee of an Employer.
     Section 1.41 “Special Contribution” means a discretionary contribution described in Section 4.02 made by a Controlled Group Member.
     Section 1.42 “Spin-Off” has the meaning set forth in the Preamble.
     Section 1.43 “Total Disability” means a determination by the Social Security Administration that the Participant has a mental or physical condition that results in a total and permanent disability and that, as a consequence, the Participant is entitled to receive disability benefits under Title II of the federal Social Security Act, provided that such total and permanent disability has continued for a period of at least six consecutive months and is expected, based upon competent medical evidence, to be permanent.
     Section 1.44 “Trust Agreement” means the agreement or agreements with the Trustee which establishes a Trust Fund to provide for the investment, reinvestment, administration, and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.
     Section 1.45 “Trust Fund” means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.
     Section 1.46 “Trustee” means the one or more individuals or organizations who have entered into the Trust Agreement as trustee(s), and any duly appointed successor.
     Section 1.47 “Union” means the United Steelworkers of America and its Local No. 8888, the International Association of Firefighters Local I-45, the International Union Security,

Police, and Fire Professionals of America (SPFPA) and Local Union 451, and any other unit of Employees employed by an Employer and covered by a Basic Labor Agreement.
     Section 1.48 “Valuation Date” means each date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The Valuation Dates shall be each business day of the calendar year, and such other dates as may be established from time to time by the Company. Without limitation, the Company may establish different Valuation Dates for different purposes.
     Section 1.49 “Vested” means the nonforfeitable right of a Participant to receive some portion or all of his or her Account attributable to Employer Matching Contributions, Special Contributions and Retirement Account Contributions in accordance with the terms of Article 4 of the Plan.
     Section 1.50 “Wage Reduction Agreement” means an arrangement made under the Plan pursuant to which an Employee agrees to a reduction in his Compensation and his Employer agrees to contribute to the Trust the amount so reduced as a Before-Tax Contribution or Catch-up Contribution.
     Section 1.51 “Year of Service” means the period commencing on the Employee’s Employment Commencement Date or, if applicable, Reemployment Commencement Date, and ending on the Employee’s Severance Date. Notwithstanding the foregoing, any Years of Service ending prior to the Employee’s 18th birthday shall be disregarded. In aggregating fractions of a month, 30 days shall be considered to be a period of one month, and in aggregating fractions of a year, 12 months shall equal a period of one (1) year. In determining an Employee’s Years of Service the following definitions shall apply:
     (a) “Employment Commencement Date” is the first date on which an Employee performs an Hour of Service for the Company.
     (b) “Reemployment Commencement Date” means the first date following an Employee’s Severance Date on which an Employee again performs an Hour of Service for the Company.
     (c) “Severance Date” means the earlier of:
     (1) the date on which an Employee resigns, retires, dies or is released or discharged; or
     (2) the later of (a) the first anniversary of the first day of the periods described below or (b) the last day of the period described below during which an Employee remains absent from service:
     (A) a period of layoff up to 18 months;
     (B) absence due to total (but not permanent) disability for the period (up to 24 months) that the Employee is carried on the Employee roll as determined by active or inactive status;

     (C) absence due to sickness and accident as long as the Employee is eligible to receive sickness and accident benefits;
     (D) absence due to Company or Union leave; and
     (E) any period for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; or
     (3) The second anniversary of the first day of an Employee’s absence for maternity or paternity leave, except that any period between the first and second anniversaries of the first date of absence for a maternity or paternity leave is not counted toward a Year of Service or a Period of Severance. A “maternity or paternity leave” is an absence from work:
     (A) by reason of the pregnancy of the Employee;
     (B) by reason of the birth of the child of the Employee;
     (C) by reason of the placement of the child with the Employee in connection with the adoption of such child by such Employee; or
     (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     Employment with any Controlled Group Member shall be considered as if it were employment with the Company for purposes of this Section. Employment by an employer which maintained a predecessor plan maintained by the Controlled Group Member shall be considered as if it were employment with the Company for purposes of this Section.

Article 2
Participation
     Section 2.01 Eligibility to Participate. Each Employee who was a Participant on March 31, 2011, will continue as a Participant. Each other Employee shall become eligible on the first date following the date he has completed either (A) 90 days of continuous Service or (B) 1,000 Hours of Service during a one-year period that begins on his first day of Service, and succeeding anniversaries thereof, if he is then employed by an Employer pursuant to a Basic Labor Agreement.
     Section 2.02 Commencement of Participation. An Employee who becomes eligible to participate under Section 2.01 will be notified of his eligibility by the Administrative Committee. Any Employee so notified may enroll as a Participant in the Plan on any date that follows the date of his initial eligibility by following the procedures established by the Administrative Committee for this purpose and then in effect. Notwithstanding the preceding sentence, an Employee shall be automatically enrolled in the Plan for purposes of receiving Retirement Account Contributions in accordance with the terms of Section 4.03 as of the first payroll period after he or she becomes eligible to participate under Section 2.01. An Employee who is eligible to share in a Special Contribution made to the Plan will be automatically enrolled for purposes of receiving such Special Contribution.
     Section 2.03 Exclusions from Participation. No Employee shall be eligible to have contributions made to the Trust Fund on his behalf if he or she ceases to be in Service pursuant to a Basic Labor Agreement.
     Section 2.04 Reemployment Provisions.
     (a) Participation after Exclusion or Leave of Absence. An Employee who becomes ineligible to participate in the Plan solely on account of (A) Section 2.03 or (B) an authorized leave of absence shall again be eligible to participate on the first day he or she is credited with one Hour of Service after he or she is again covered by a Basic Labor Agreement or he or she returns from the leave of absence, provided that he or she otherwise meets the requirements of Section 2.01. Such an Employee may commence or resume participation in the Plan as of the first day of any payroll period following the date he or she becomes eligible to participate by enrolling pursuant to the procedures in effect under Section 2.02. Such an Employee shall be eligible to receive allocations of Retirement Account Contributions in accordance with the terms of Section 4.03 as of the first day of the payroll period after he or she satisfies the requirements of Section 2.01.
     (b) Participation after Termination. Any Employee not described in subsection (a) who was previously eligible to participate in the Plan and (A) who is reemployed by an Employer within 12 months of the date he or she last performed an Hour of Service, (B) who previously made Before-Tax and/or Catch-up Contributions, received Retirement Account Contributions under the Plan or otherwise had a vested interest in the Plan, or (C) who is entitled by law to be re-credited with prior Service and who had previously satisfied the requirements to participate in the Plan may commence or resume participation in the Plan as of the first day of any payroll period following his or her reemployment, provided that he or she is employed pursuant to the Basic Labor Agreement on that date and enrolls (or is deemed enrolled) as provided in Section 2.02. Such Employee shall be eligible to receive allocations of Retirement Account Contributions in accordance with the terms of Section 4.03 as of the first day of any payroll period following his or her reemployment, provided that he or she is employed pursuant to a Basic Labor Agreement on that date. Any reemployed Employee not otherwise described in this subsection (b) must satisfy the requirements of Section 2.01.
     Section 2.05 Veterans’ Rights. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

Article 3
Before-Tax Contributions and Catch-up Contributions
     Section 3.01 Amount of Before-Tax Contributions. Any Participant who enrolls in the Plan shall agree to a Wage Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of from 1% to 30% of his Compensation (in 1% increments) through equal pay period reductions. The requirement that each contribution be made in whole percentage increments of Compensation shall not apply to a Participant whose Before-Tax Contributions must be reduced to comply with the requirements of Section 3.06 or Section 3.07, or the requirements of any other applicable law. The Before-Tax Contributions of such a Participant may be the maximum percentage of his unreduced Compensation permitted by such Section or law. See Section 1.12 for the methodology of determining Before-Tax Contributions of Participants who are covered under the terms of: (a) United Steelworkers of America and its Local 8888, (b) the International Association of Fire Fighters and its Local I-45, or (c) the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451.
     Section 3.02 Catch-Up Contributions. A Catch-up Eligible Participant may elect to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan will not be treated as failing to satisfy Code Sections 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. If a Catch-up Eligible Participant’s Before-Tax Contributions exceed the otherwise applicable limits on elective deferrals or annual additions of Code Sections 401(a)(30) or 415(c), or of Section 3.01, those deferrals shall be treated as Catch-up Contributions.
     Section 3.03 Payments to Trustee. Before-Tax Contributions and Catch-up Contributions made for a Participant during a pay period pursuant to a Wage Reduction Agreement will be transmitted to the Trustee as soon as practicable, but in no event later than 15 days after the end of the calendar month in which the pay period for which such Contributions are made ends.
     Section 3.04 Changes in Contributions. The percentage designated by a Participant pursuant to Section 3.01 and Section 3.02 shall continue in effect, notwithstanding any changes in the Participant’s Compensation. A Participant may, however, in accordance with the percentages permitted by Section 3.01 and any Catch-up Contributions permitted under Section 3.02, change the percentage of his Before-Tax Contributions and Catch-up Contributions at any time by notifying the Administrative Committee. The change will be effective as soon as practicable thereafter.
     Section 3.05 Suspension and Resumption of Contributions. A Participant may suspend his Before-Tax Contributions and Catch-up Contributions by filing a written notice with the Administrative Committee stating a subsequent pay period as of which the suspension is to be effective. The suspension will begin as of the specified pay period, or as soon thereafter as is administratively practicable. The Participant may resume contributions as of any subsequent pay period pursuant to Section 2.02, 3.01 and Section 3.02, provided he is then employed by an Employer pursuant to a Basic Labor Agreement.
     Section 3.06 Excess Deferrals.
     (a) Limit on Before-Tax Contributions. Notwithstanding the foregoing provisions of this Article 3, a Participant’s Before-Tax Contributions for any taxable year of such Participant shall not exceed the amount in effect for such taxable year under Code Section 402(g)(1), which amount is established each year by the Secretary of the Treasury and is, for 2010, $16,500. A Participant’s Before-Tax Contributions for purposes of this Section shall include (A) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)), (B) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (C) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D). A Participant’s Catch-up Contributions shall not count towards the limit set forth in this paragraph, provided that any amount contributed as a Catch-up Contribution and discovered to be in excess of the limits of Code Section 414(v) shall be re-designated as a Before-Tax Contribution subject to this paragraph and corrected (to the extent of any excess) in accordance with subsection (b) below.
     (b) Distribution of Excess Deferrals. In the event that a Participant’s Before-Tax Contributions exceed the amount described in subsection (a) (hereinafter called the “excess deferrals”) during a taxable year of the Participant, such excess deferrals (and any income allocable thereto) shall be distributed to the Participant during the same year if (A) the Participant designates the distribution as an excess deferral under the Plan in writing on a form provided by, and filed with, the Administrative Committee, and (B) the distribution is made after the date on which the Plan received the excess deferral. Effective solely for the Plan Year beginning on January 1, 2007, if any excess deferrals of a Participant for a taxable year are not distributed within the same taxable year, such excess deferrals (and any income allocable to such amount through the end of the Plan Year to which such excess deferral is attributable and for the period between the end of the Plan Year and the date of distribution) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year, the Participant (A) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (B) notifies the Company of the portion allocated to this Plan. Effective for Plan Years beginning on and after January 1, 2008, if any excess deferrals of a Participant for a taxable year are not distributed within the same taxable year, such excess deferrals (and any income allocable to such amount through the end of the Plan Year to which such excess deferral is attributable) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year, the Participant (A) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (B) notifies the Administrative Committee of the portion allocated to this Plan. Notwithstanding the normal notice requirements, if the Participant’s deferrals to this Plan and all other plans maintained by the Employer or an Affiliate exceed the limits of Code Sections 402(g) and 401(a)(30) (except as permitted by Code Section 414(v)), the Plan may distribute the excess amount if so directed by the Administrative Committee without regard to whether the Participant has filed a notice.
     If a catch-up eligible Participant’s Before-Tax Contributions exceed the otherwise applicable limits on elective deferrals of Section 401(a)(30) of the Code, those deferrals shall be treated as Catch-Up Contributions to the extent permissible.
     Section 3.07 Excess Before-Tax Contribution.
     (a) Actual Deferral Percentage Test. Notwithstanding the foregoing provisions of this Plan, no Participant shall make a Before-Tax Contribution in an amount that would cause a violation of the limits imposed on such contributions by Section 401(k)(3) of the Code and the Treasury Regulations thereunder (utilizing the prior year testing method), the provisions of which are incorporated into the Plan by reference. For this purpose, the Participant’s “compensation” shall mean total compensation reportable by the Employer for the calendar year on the Participant’s Wage and Tax statement (Form W-2) as remuneration for the personal service of the Participant, plus amounts not currently includible by reason of Code Sections 125, 132(f)(4) or 402(g) but subject to the dollar limitation provided in Section 1.12.
     (b) Treatment of Excess Contributions. In the event that excess contributions (as such term is hereinafter defined) are made to the Trust Fund for any Plan Year, then such excess contributions (and any income allocable to such contributions through the end of such Plan Year) shall be distributed to the eligible Highly Compensated Employees, prior to March 15 of the following Plan Year, on the basis of the respective portions of the excess contributions attributable to each such eligible Employee. For purposes of this subsection, the term “excess contributions” shall mean, for any Plan Year, the excess of (A) the aggregate amount of Before-Tax Contributions actually paid to the Trust Fund on behalf of eligible Highly Compensated Employees for such Plan year over (B) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under subsection (a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages, beginning with the highest of such percentages). The Before-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Contributions will be reduced by the lesser of (i) the amount required to cause the Before-Tax Contributions of such Highly Compensated Employee(s) to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee(s) with the next highest dollar amount, or (ii) the total amount of excess contributions. This process will be repeated until the total amount of excess contributions has been distributed.
     To the extent Before-Tax Contributions on behalf of any Participant are reduced under this subsection, such Before-Tax Contributions shall first be recharacterized as Catch-up

Contributions to the extent an affected Participant is eligible to make Catch-up Contributions and has not reached his or her catch-up contribution limit.
     Section 3.08 Monitoring Procedures.
     (a) Monitoring Actual Deferral Percentages. In order to ensure that at least one of the actual deferral percentages specified by Section 401(k)(3) of the Code is satisfied for each Plan Year, the Administrative Committee may monitor the amount of Before-Tax Contributions being made to the Plan by or for each eligible Employee during each Plan Year. In the event that the Administrative Committee determines that such actual deferral percentages may not be satisfied for a Plan Year, and if the Administrative Committee in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions made thereafter by or for eligible Highly Compensated Employees may be limited pursuant to non-discriminatory rules adopted by the Administrative Committee.
     (b) Preventing Excess Deferrals. In order to ensure that excess deferrals (as such term is defined in Section 3.06(b) will not be made to the Plan for any taxable year for any Participant, the Administrative Committee may monitor the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Administrative Committee) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount allowable under Section 3.06(a).
     (c) No Implied Limitation. The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to Sections 3.06 and 3.07 or that may be permitted by applicable law or regulation in order to ensure that the limitations described in such Sections are met.

Article 4
Employer Contributions
     Section 4.01 Employer Matching Contributions.
     (a) With respect to Employer Matching Contributions, this Article is effective as of:
     (1) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the United Steelworkers of America and its Local 8888, the first day of the first payroll period beginning on or after June 7, 2004; and
     (2) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, the first day of the first payroll period beginning on or after July 25, 2005; and
     (3) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Association of Fire Fighters and its Local I-45, the first day of the first payroll period beginning on or after December 18, 2006.
     (b) Amount of Employer Matching Contributions. The Company will make Employer Matching Contributions based on an eligible Participant’s Before-Tax Contributions and/or Catch-up Contributions as follows:
     (1) an Employer Matching Contribution will be made that is equal to 100% of the first two percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:
     (A) June 7, 2004, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the United Steelworkers of America and its Local 8888; and
     (B) July 25, 2005, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451; and
     (C) December 18, 2006, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Association of Fire Fighters and its Local I-45.

     (2) in addition to the contribution in (1), an Employer Matching Contribution will be made that is equal to 50% of the next two percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:
     (A) July 11, 2005, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the United Steelworkers of America and its Local 8888; and
     (B) August 28, 2006, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451; and
     (C) December 17, 2007, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Association of Fire Fighters and its Local I-45.
     (3) in addition to the contributions in (1) and (2), an Employer Matching Contribution will be made that is equal to 25% of the next four percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:
     (A) September 24, 2007, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the United Steelworkers of America and its Local 8888; and
     (B) November 3, 2008, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451; and
     (C) December 22, 2008, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Company and the International Association of Fire Fighters and its Local I-45.
     (c) Allocating the Employer Matching Contributions. The Employer Matching Contributions will be calculated for each payroll date rather than annually and will be credited for the period for which the corresponding Before-Tax Contributions and/or Catch-up Contributions are credited to the Plan.
     Section 4.02 Special Contributions. For any Plan Year, the Company may make special additional contributions that are not linked to a Participant’s Before-Tax Contributions and/or Catch-up Contributions. The decision whether to make such Special Contributions and the amount of any such contributions will be in the sole discretion of the Board. Such contributions shall be allocated in the non-discriminatory manner directed by the Board at the time of contribution.
     Section 4.03 Retirement Account Contributions.
     (a) Eligibility for Retirement Account Contributions. This Section 4.03 is effective:
     (1) (A) as of March 1, 2010, with respect to Employees hired or rehired by an Employer on or after January 1, 2010 who (i) satisfy the eligibility requirements contained in Section 2.01, (ii) are employed by an Employer pursuant to a Basic Labor Agreement with the International Union of Security, Police, Fire Professionals of America and its Amalgamated Local No. 451, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and
          (B) as of April 5, 2010, with respect to Employees hired or rehired by an Employer on or after April 5, 2010 who (i) satisfy the eligibility requirements contained in Section 2.01, (ii) are employed by an Employer pursuant to a Basic Labor Agreement with the International Association of Fire Fighters and its Local I-45, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and
     (2) (A) as of March 1, 2010, with respect to Employees hired or rehired on or after January 1, 2010 by a Controlled Group Member that is not an Employer who (i) subsequently transfer to employment covered by a Basic Labor Agreement between the Employer and the International Union of Security, Police, Fire Professionals of America and its Amalgamated Local No. 451, (ii) satisfy the eligibility requirements contained in Section 2.01 after such transfer, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and
          (B) as of April 5, 2010, with respect to Employees hired or rehired on or after April 5, 2010 by a Controlled Group Member that is not an Employer who (i) subsequently transfer to employment covered by a Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45, (ii) satisfy the eligibility requirements contained in Section 2.01 after such transfer, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member.
     (b) Amount of Contribution. The Company will make Retirement Account Contributions each pay period for Participants who satisfy the eligibility in Section 4.03(a) above in an amount determined as a percentage of Compensation for such pay period in accordance with the following table:

Percentage of
Participant’s Age	Compensation
Less than 35	3%
35-49	4%
50 or older	5%
A Participant’s age shall be determined as of December 31 of the applicable Plan Year.
     (c) Allocating the Retirement Account Contributions. Retirement Account Contributions will be calculated and credited for each payroll date rather than annually, and are paid to the Trust for each Plan Year within the time prescribed by law, including extensions of time, for filing the Company’s federal income tax return for the Plan Year. Notwithstanding the preceding sentence, the rules of Article 10 may prevent the Company from making any contribution or from making the full contribution under this Section.
     Section 4.04 Vesting.
     (a) Vesting of Employer Matching and Special Contributions. Upon being credited with two Years of Service, attaining Normal Retirement Age while employed by a Controlled Group Member, or terminating employment with the Employer on account of death or Total Disability or terminating employment due to a “reduction in force,” as defined in the Basic Labor Agreement, a Participant will be 100% Vested.
     (b) Vesting of Retirement Account Contributions. Upon being credited with three Years of Service, attaining Normal Retirement Age while employed by a Controlled Group Member, or terminating employment on account of death or Total Disability, a Participant will be 100% Vested.
     To the extent required by law, affected Participants shall also become fully vested in the event of a Plan termination, a partial termination of the Plan, or the complete discontinuance of contributions to the Plan.
     Section 4.05 Contributions for Certain Periods of Qualified Military Service. This Section 4.05 shall apply with respect to a Participant who becomes disabled or dies during a period of qualified military service, as determined under Code Section 414(u). The Company shall make an Employer Matching Contribution, a Special Contribution and a Retirement Account Contribution, as applicable, on behalf of the Participant to the extent that such contributions would have been made under the terms of the Plan, as modified by this Section 4.05, if the Participant had been reemployed by an Employer on the date immediately preceding his or her disability or death, as applicable, and then terminated employment on the date of his or her disability or death.

     The Employer Matching Contributions shall be determined based on the Participant’s average Before-Tax Contributions and/or Catch-up Contributions for the 12 months immediately preceding the period of qualified military service, or if shorter his or her actual period of continuous Service with an Employer. The Special Contributions and Retirement Account Contributions shall be determined based on either: (a) the Compensation that the Participant would have received during the period of qualified military service if the Participant had continued to be employed by the Employer, determined by the Administrative Committee in accordance with the Code and applicable regulations; or (b) if the amount in clause (a) is not reasonably certain, the Participant’s Compensation from the Employer during the 12-month period (or, if shorter, his or her actual period of continuous Service with the Employer) immediately preceding the start of such qualified military service. Notwithstanding the foregoing, the amounts contributed under this Section 4.05 shall be reduced by any Employer Matching Contributions, Special Contributions and Retirement Account Contributions actually made on behalf of the Participant during such period of qualified military service.

Article 5
Loans
     Section 5.01 Availability of Loans. A Participant who is an Employee may apply for a loan from his Account by following procedures established by the Administrative Committee for this purpose and then in effect. A Participant shall have only one loan outstanding at any time.
     Section 5.02 Amount of Loan. Each loan shall be in an amount which is not less than $500 and shall be in multiples of $100. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Section 72(p)(4) of the Code) of the Controlled Group) shall be an amount which does not exceed the lesser of (A) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or (B) 50% of the value of such Participant’s interest in his Account on the date on which such loan is made. Notwithstanding the preceding sentences, the balance in the Participant’s Retirement Account Contribution subaccount shall not be considered in determining the value of such Participant’s interest in his Account for purposes of determining his maximum loan amount.
     Section 5.03 Funding the Loan. For each Participant for whom a loan is authorized pursuant to this Section, (A) the Trustee shall liquidate the Participant’s interests in the Investment Funds as directed by the Participant or, in the absence of such direction, on a pro rata basis, to the extent necessary to provide funds for the loan, (B) the Trustee shall disburse such funds to the Participant upon the Participant’s execution of the Note referred to in Section 5.04, and (C) the Trustee shall establish and maintain, or cause to be established and maintained, a separate recordkeeping account within the Participant’s Account (the “Loan Account”) (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the Note shall be allocated, and (iv) which shall show the unpaid principal of and interest on the Note from time to time. All payments of principal and interest by a Participant shall be credited initially to his Loan Account and applied against the Participant’s Note, and then invested in the Investment Funds pursuant to the Participant’s direction under Section 6.12. The Participant’s Loan Account shall be valued as of each Valuation Date. Notwithstanding any other provisions of the Plan, a Participant’s Loan Account shall constitute a part of his Account under the Plan.
     Section 5.04 Nondiscrimination.
     (a) Availability. Loans made pursuant to this Section: (A) shall be made available on a reasonably equivalent basis to all Participants who are Employees; (B) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants; (C) shall be secured by the Participant’s Loan Account; (D) shall not be made unless the Participant consents to the reduction of his Account under the circumstances described in Section 5.05; (E) shall be evidenced by a promissory note and security agreement (the “Note”), executed by the Participant which provides for: (i) the security referred to in clause (C) of this sentence; (ii) a rate of interest equal to the “prime” rate, as reported in that day’s edition of the Wall Street Journal, plus one additional percentage point, or such other rate that the Administrative Committee determines would provide the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances; (iii) repayment within a specified period of time, which may be any number of months up to 54 months from the date the loan is made; (iv) repayment in equal payments over the term of the loan; with payments not less frequently than quarterly and (v) for such other terms and conditions as the Administrative Committee shall determine including, without limitation, charges for fees incurred in connection with originating and maintaining the loan.
     (b) Additional Terms. The terms of the loan shall include provision that: (A) the loan will be repaid pursuant to an irrevocable authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, that, if an Employee ceases to be employed pursuant to a Basic Labor Agreement, the Administrative Committee may direct the Trustee to re-determine the repayment amounts to reflect the Employee’s new payroll schedule; (B) the loan shall be prepayable in whole at any time without penalty; and (C) the loan shall be in default and become immediately due and payable upon the first to occur of the following events: (i) the Participant’s failure to make required payments on the promissory note; (ii) the Participant’s death; or (iii) termination of the Participant’s employment with the Controlled Group. An Employee who is laid off, disabled due to an on-the-job or off-the-job injury or illness, on leave of absence of any nature or on strike shall continue to be eligible to make loan repayments by certified check or postal money order in lieu of payroll deductions.
     Section 5.05 Security. Notwithstanding any other provision of the Plan, a loan made pursuant to this Article shall be a first lien against the Participant’s Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant’s Loan Account, and shall be deemed to have been distributed to the Participant, as follows: (A) in the case of a Participant who, at the time of the default, is an Employee and is not eligible (without regard to the required filing of an application) to receive distribution of his Account, at such time as he first becomes eligible (without regard to the required filing of an application) to receive distribution of his Account; or (B) in the case of any other Participant, immediately upon such default.
     Section 5.06 Source and Application of Funds.
     (a) Loan amounts will be taken from the Participant’s Accounts in the following order (depleting amounts available for loan by Account before proceeding to the next level of priority):
     (1) Before-Tax Contributions and Catch-up Contributions, pro rata;
     (2) Employer Matching Contributions; and

     (3) Special Contributions.
Loan amounts may not be taken from a Participant’s Retirement Account Contribution subaccount.
     (b) Loan amounts for each separate Account balance as described in (a) above will be taken pro rata from the Investment Funds based on each separate Account’s Investment Fund balances as of the valuation date on which the loan was processed.
     (c) Repayments of principal will be credited to the Participant’s separate Accounts from which the funds were taken in reverse order of the amounts originally taken from each Account for the loan.
     (d) Interest payments will be prorated to the Participant’s separate Accounts based on the outstanding principal balance in each account as of the prior month end.
     Section 5.07 Plan Loans for Owner-Employees and Shareholder Employees. Effective for plan loans made after December 31, 2001, a Participant shall not be prohibited from receiving a loan solely on the basis of his or her status as an owner-employee or shareholder-employee.

Article 6
Investments
     Section 6.01 In General. This Article 6 gives responsibility for investment and trust matters (other than trustee duties) in connection with the Plan to an Investment Committee, as described below. The provisions of this Article 6 override any contrary provision elsewhere in the documents governing the Plan, except to the extent prohibited by change-in-control provisions or collective bargaining agreements. However, the Investment Committee is not empowered to eliminate the Huntington Ingalls Industries Fund or to change the nature of the Huntington Ingalls Industries Fund as a fund designed to invest in Qualifying Securities as set forth in Article B5. Although no Participant or Beneficiary is required to invest in the Huntington Ingalls Industries Fund, it is the intention of the settlor and sponsor of the Plan that the Plan include an ESOP component and permit investment in the Huntington Ingalls Industries Fund.
     Section 6.02 Investment Fiduciary. The named fiduciary for investment and trust matters (other than trustee duties) is the Investment Committee.
     Section 6.03 The Investment Committee. The Investment Committee will consist of not less than three persons appointed from time to time by the Board or its delegate.
     (a) The members of the Investment Committee will elect one of their members as Chairman and will appoint a Secretary and any other officers as the Investment Committee may deem necessary.
     (b) The Investment Committee may employ any advisors (including investment advisors), consultants, counsel, and administrative service providers as it may require in carrying out the provisions of this Article 6.
     (c) Except as otherwise provided in these resolutions, each member of the Investment Committee will continue in office until the expiration of three (3) years from the date of his or her latest appointment or reappointment to the Investment Committee. A member may be reappointed annually.
     (d) If at the end of his or her latest three (3) year term, a member is not reappointed, he or she will continue to serve until the date his or her successor is appointed.
     (e) A member may resign at any time by delivering a written resignation to the Corporate Secretary of the Parent and to the Secretary of the Investment Committee.
     (f) A member may be removed by the Board at any time for any reason.
     Section 6.04 Alternate Members. The Board may from time to time appoint one or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner stated below, with the same effect as if they were members.

     (a) The Chairman of the Investment Committee, in his or her discretion, will designate which of the alternate members will attend any particular meeting of the Investment Committee for the purpose of obtaining a quorum or full attendance as the Chairman may elect.
     (b) Each alternate member will have all the rights, powers and obligations of a member in respect to the business meetings that he or she so attends.
     Section 6.05 Actions by the Investment Committee. A majority in number of the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, will constitute a quorum for the transaction of business. Any determination or action of the Investment Committee, including allocations and delegations of responsibilities, may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.
     Section 6.06 Investment Powers and Responsibilities.
     (a) The Investment Committee, in its capacity as named fiduciary for investment matters, may, in its discretion, contract with one or more investment managers who will have, until terminated by the Investment Committee, the power to manage, acquire and dispose of all or any part of the assets of the Plan allocated to an investment manager by the Investment Committee.
     (b) The Investment Committee will have the power to hire and terminate Trustees and custodians.
     (c) The Investment Committee will have the power to implement directed brokerage for Trustees, custodians and investment managers.
     (d) The Investment Committee may authorize the payment from Plan assets of investment and trust expenses including the fees of Trustees, custodians, advisors, investment managers, consultants, counsel, and administrative service providers and internal costs of the Plan sponsor and its affiliates that are properly chargeable to the Plan.
     (e) The Investment Committee will periodically review and evaluate the investment performance of each Trustee and investment manager and will advise the Board of the review and evaluation.
     (f) If investment powers are divided among two or more Trustees or investment managers, the Investment Committee will formulate investment policies for the Trustees and investment managers to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so.
     (g) The Investment Committee will establish a funding policy and method to carry out the Plan’s objectives. This procedure is to enable the Plan’s fiduciaries to determine the Plan’s short- and long-term financial needs and to communicate these requirements to the appropriate persons.
     Section 6.07 Liability and Indemnity.
     (a) No Investment Committee member who has a fiduciary responsibility, or to whom the responsibility is allocated, as provided in this Article 6, by appointment or otherwise, will be liable for any act or omission or investment policy of any other fiduciary except as provided in Section 405 of ERISA.
     (b) To the extent permitted by law, Parent will indemnify and hold harmless members of the Board, the Investment Committee and employees of Parent or its subsidiaries who act for the Investment Committee, as well as former members and former employees, with respect to their investment responsibilities.
     Section 6.08 Investment Funds. The Trust Fund will be divided into Investment Funds, which shall consist of the Huntington Ingalls Industries Fund, the Northrop Grumman Fund and other Investment Funds selected by the Investment Committee or its appointed Trustee or investment manager. The array of Investment Funds shall be adequate to enable Participants and Beneficiaries to diversify their holdings in accordance with Section 401(a)(35) of the Code, should they choose to do so. All Accounts will be invested in the Investment Funds as provided in Sections 6.12 and 6.13. Subject to the provisions of the Plan and Trust Agreement, the Trustee will hold, manage, administer, value, invest, reinvest, account for, and otherwise deal with each Investment Fund separately. The Trustee will invest and reinvest the principal and income of each such Fund and will keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund will be reinvested in the same Fund. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, provided that the cash available in the Huntington Ingalls Industries Fund shall be governed by Article B5.
     Section 6.09 Account. The Plan shall establish and maintain an Account for each Participant that will reflect the amount of the Participant’s Before-Tax Contributions, Catch-up Contributions, Employer Matching Contributions, Special Contributions, Retirement Account Contributions and any other contribution under the Plan, and that will reflect the respective portions of the Participant’s benefit held under the ESOP and non-ESOP components of the Plan. The subaccount created to reflect amounts held under the ESOP is the ‘ESOP Account’ as described in the ESOP. The Plan will also maintain separate records which will show (A) the portion of such Account invested in each non-ESOP Investment Fund, (B) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto, and (C) the value of a Participant’s Loan Account if any. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 6.11) as of the last preceding Valuation Date, plus credits and minus debits to such Account since that Date, and plus the Participant’s Loan Account, if any, valued pursuant to Section 5.03.

     Section 6.10 Reports. The Plan shall cause reports to be made quarterly to each Participant and to the Beneficiary of each deceased Participant as to the value of his Account and the amount of his interest therein.
     Section 6.11 Valuation of Investment Funds.
     (a) Time and Manner of Valuation. The Trustee will, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation will be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value will be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee’s determination of such value will be conclusive on all interested persons for all purposes of the Plan. A similar valuation will be made at any other time upon the written direction of the Company to the Trustee or when the Trustee deems it appropriate to make such a valuation.
     (b) Determining Net Gain or Loss. The Trustee will determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, investment management and similar fees (including brokerage commissions) directly related to the return to Participants on amounts invested in the various Investment Funds shall be regarded as an expense and charged against the Trust Fund before the calculation and allocation of income. The transfer of funds to or from an Investment Fund pursuant to Sections 6.12 and 6.13, contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be earnings, profits, expenses or losses of the Investment Fund.
     (c) Allocating Net Gain or Loss. After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to subsections (a) and (b) shall be allocated as of such Valuation Date to the Accounts of Participants and Beneficiaries of deceased Participants, in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date.
     Section 6.12 Selection of Investment Funds. Each Participant will, by providing appropriate direction to the Plan’s authorized representative, direct that all contributions made by or for him be invested in one or more of the Investment Funds in multiples of 1%. The selection will be applicable to all subsequent contributions made by or for him unless and until an investment change is made by him and becomes effective pursuant to Section 6.13. In the absence of an effective investment direction, contributions made to the Trust by or for a Participant will be invested in the Investment Fund chosen by the Investment Committee that is a “qualified default investment alternative” as defined under Department of Labor Regulation Section 2550.404c-5(c). By providing investment direction, or by failing to file an election and acquiescing to the use of the qualified default investment alternative, each Participant will be deemed to have affirmatively accepted fiduciary responsibility for the investment of his Account balances and, therefore, shall be a named fiduciary for management of such Plan assets. No other Plan fiduciary will be responsible for any losses resulting from a Participant’s selection of an Investment Fund.
     Section 6.13 Change of Investment Funds. A Participant may again select Investment Funds pursuant to Section 6.12 at any time by contacting the Plan’s authorized representative. The new selection shall be effective as soon as practicable thereafter and shall apply to all subsequent contributions. A Participant may reallocate that part of his existing Account balance which is allocated to Investment Funds among the Investment Funds then available. However, notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Investment Committee, the Investment Committee may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant’s right to change his contribution election, to change his investment election, to borrow or withdraw from his Account, or to obtain a distribution from his Account.
     Participants shall not be permitted to invest any contributions to the Plan in, or to transfer existing Account balances to, the Northrop Grumman Fund; provided, however, that any cash dividends paid with respect to a Participant’s interest in the Northrop Grumman Fund shall be reinvested in the Northrop Grumman Fund. Participants shall be permitted to divest their interest in the Northrop Grumman Fund subject to this Section 6.13 and the discretion of the Investment Committee as set forth in Section 6.06. Investment elections relating to the Northrop Grumman Fund shall be deemed to apply to the qualified default investment alternative as determined under Section 6.12 unless otherwise specified by the Investment Committee.
     Section 6.14 Directions to Trustee. The Participant shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 6.12 and 6.13 and to provide funds for distributions pursuant to Articles 7 and 8.
     Section 6.15 No Guarantee. Neither the Employers nor the Investment Committee nor the Trustee, nor any other person, guarantees the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.
     Section 6.16 Huntington Ingalls Industries Stock. Parent common stock held in the Huntington Ingalls Industries Fund for the Plan will be voted in accordance with the terms of the ESOP and may be tendered for sale in accordance with the ESOP.
     Section 6.17 Northrop Grumman Fund.
     (a) General. In order to permit Participants a reasonable opportunity to decide when they wish to liquidate, in an orderly fashion, their investment in the Northrop Grumman Fund, the Plan will maintain the Northrop Grumman Fund in accordance with the provisions of this Section 6.17. However, no new investment in the Northrop Grumman Fund shall be permitted. Any cash dividends paid with respect to a

Participant’s interest in the Northrop Grumman Fund shall be reinvested in the Northrop Grumman Fund.
The Northrop Grumman Fund shall be maintained until such date as determined by the Investment Committee for the purpose of permitting Participants the opportunity to divest their interests in the Northrop Grumman Fund. Prior to such date selected by the Investment Committee, Participants may direct the transfer of investments out of the Northrop Grumman Fund, subject to Section 6.13, but may not direct any transfers, contributions or other investments to the Northrop Grumman Fund. Commencing on the date selected by the Investment Committee, there shall be implemented reasonable and prudent measures to liquidate in an orderly manner the common stock of Northrop Grumman Corporation held in the Northrop Grumman Fund. At the conclusion of such liquidation, the proceeds from the liquidation shall be deposited in Plan participant Accounts in an investment fund to be determined by the Investment Committee.
     (b) Voting a Participant’s Investment in Common Stock. Each Participant shall be entitled to direct the manner in which the shares (including fractional shares) of Northrop Grumman Corporation common stock in his or her Account in the Northrop Grumman Fund are to be voted. The Trustee shall vote such shares in accordance with the directions of the Participants. This requirement will be met if the Trustee votes the combined fractional shares to the extent possible to reflect the direction of the voting Participants. All shares credited to Participants’ Accounts as to which the Trustee does not receive voting directions, and all unallocated shares held by the Trustee, shall be voted by the Trustee proportionately in the same manner as the Trustee votes shares as to which the Trustee has received voting instructions. The Parent will cause proxy materials to be distributed to all Participants who have an Account balance in the Northrop Grumman Fund prior to each stockholders’ meeting at the same time it distributes such materials to all other stockholders.

Article 7
Distributions To Participants
     Section 7.01 Distributions Upon Termination.
     (a) Timing of Distributions. Distribution of a Participant’s Account balance shall generally be made or commence as soon as practicable after the Valuation Date coinciding with or immediately following the Participant’s termination of employment (including layoff) with any and all Controlled Group Members. However, a Participant whose Vested Account balance exceeds $1,000 on the date of distribution must consent to the distribution of his Account balance prior to the date he attains age 62, which is this Plan’s Normal Retirement Age. Distribution to a Participant who exercises this deferral right shall be made as soon as practicable following the Valuation Date that coincides with or next follows his attainment of age 62, or his death, unless the Participant requests an earlier distribution. That request must be submitted within 180 days of the Valuation Date as of which the distribution is made. No more than 180 or less than 30 days prior to such Valuation Date the Participant must be advised of his right to defer the distribution. The request shall be made pursuant to uniform and nondiscriminatory procedures established by the Administrative Committee. Such distribution may commence less than 30 days after the Participant receives the notice of his right to defer, provided the Participant is clearly informed of the right to a period of at least 30 days to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution.
     A Participant’s Before-Tax Contributions, Catch-up Contributions and earnings attributable to these contributions may be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
     (b) Form of Distributions. Generally, distributions will be made in a single lump sum. However, interests in the Huntington Ingalls Industries Fund are distributed in accordance with the ESOP. In addition, the Administrative Committee shall maintain, within the Plan, provisions for the systematic payment of distributions of a Participant’s total Vested Account, including Employee and Employer contributions, after retirement in a form which is paid or payable for the life of the Participant at the option of the Participant.
     A Participant may elect to receive a distribution with respect to that portion of his Account then invested in the Northrop Grumman Fund in whole shares of common stock of Northrop Grumman Corporation, with any fractional shares paid in cash. If no such election is made, that portion of a Participant’s Account invested in the Northrop Grumman Fund shall be distributed in cash.
     (c) Forfeitures. The non-Vested portion, if any, of such Account balance shall be forfeited upon the earlier of: (i) the date upon which the actual payment of the Vested portion of such Account balance commences; or (ii) sixty months after separation from service. Any amount so forfeited shall be applied to reduce future Employer Matching Contributions; provided, however, that if such Participant is reemployed as an Employee of an Employer prior to the date he has incurred five consecutive one year Periods of Severance, his Account balance will be reinstated (exclusive of any earnings thereon).
     (d) Deemed Distributions. For purposes of this Section, if the value of the Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. Before-Tax Contributions and Catch-up Contributions, if any, shall be included when determining the value of the Participant’s Vested Account.
     Section 7.02 In-service Withdrawal of Contributions.
     (a) Upon not less than 30 days’ prior written notice to the Administrative Committee, and effective as of the immediately following Valuation Date, a Participant who has attained age 59 1/2 or who suffers from a Total Disability may withdraw in cash all or a part of his Vested Account balance. A Participant may make only one withdrawal per Plan Year under this Section.
     (b) Unless the Participant otherwise directs in writing on a form provided by the Administrative Committee, withdrawals will be made from the Investment Funds on a pro rata basis.
     Section 7.03 Reemployment of Participant. Except as provided in Section 7.02, if a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balance, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.
     Section 7.04 Valuation of Accounts. A Participant’s distributable Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed.
     Section 7.05 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants, which supersede any conflicting provisions of this Article or Article 8.
     Section 7.06 Rollover Distributions. Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply for purposes of this Section:
     (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any hardship distribution, any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; or any distribution to the extent such distribution is required under Code Section 401(a)(9). The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) can qualify as an eligible rollover distribution, if the distributee adheres to the rules governing rollovers of after-tax funds.
     (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a) (including a Roth individual retirement account described in Code Section 408A); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code Section 403(a); a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution; an eligible deferred compensation plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or an annuity contract described in Code Section 403(b) that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a Beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E), but is not a surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity that is treated as an inherited account under Code Section 402(c)(11). In the case of a rollover of after-tax money, an eligible retirement plan must be permitted to receive such a rollover and must account for it separately.
     (c) Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. In addition, a Beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E) is a distributee with regard to the Beneficiary’s interest in the Plan.
     (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
     Section 7.07 Military Service Distributions. A Participant may request a distribution of his Before-Tax and Catch-up Contributions during a period of qualified military service, as determined under Code Section 414(u), of more than 30 days by notifying the Administrative Committee. No Before-Tax Contributions or Catch-up Contributions shall be made on behalf of a Participant who takes a distribution pursuant to this Section 7.07 for a period of six months following such distribution. The Administrative Committee may establish such other rules, impose such requirements and require the completion of such forms and documents (in electronic or paper formats), in its sole discretion, and applied in a nondiscriminatory and objective basis, in order to administer this Section 7.07.
     Section 7.08 Annuity Form of Distribution. To the extent required under Code Sections 401(a)(11) and 417, a married Participant who elects payment of his or her benefits in the form of a life annuity (if available under the Plan) must receive his or her benefits in the form of a qualified joint and 50% survivor annuity (“QJSA”) unless the Participant elects another form of distribution permitted under the Plan, which shall include a single life annuity and a qualified optional 75% survivor annuity (“QOSA”), with the written consent of his or her spouse that satisfies the provisions of Code Section 417(a)(2). The required consent must be signed by the spouse, contain an acknowledgment by the spouse of the effect of the consent, and be witnessed by a Plan representative (other than the Participant) or by a notary public. Notwithstanding the foregoing, spousal consent need not be required if the Administrative Committee determines that there is no spouse because the spouse cannot be located or under other circumstances permitted by regulations under the Code. The provision for the distribution of any annuity form of distribution may be satisfied by the application of the Participant’s vested Account balance to purchase an annuity contract from an authorized annuity provider.
     No less than 30 days and no more than 180 days before distribution commences, the Administrative Committee shall provide a Participant who elects to receive a distribution in the form of an annuity subject to Section 401(a)(11) of the Code with a written notice explaining the terms and conditions of the QJSA and QOSA forms of benefit, the Participant’s right to make (and the effect of) an election to waive the QJSA, the right of the Participant’s spouse to consent or withhold her consent to the election, the Participant’s right to make (and the effect of) a revocation of the election, and the financial effect of his choice of benefit. The notice shall contain individualized information about the QJSA, including an explanation of the terms and conditions of the QJSA. The notice and explanation shall be written in a nontechnical manner calculated to be understood by Participants generally. Notwithstanding the above, a Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before payment of benefits commences if the distribution commences more than 7 days after such explanation is provided.
     Notwithstanding the immediately preceding paragraph, no spousal consent shall be required to waive the QJSA (where such rules are applicable) if it is established to the satisfaction of the Administrative Committee that spousal consent may not be obtained or is not required because there is no spouse or the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

Article 8
Distributions To Beneficiaries
     Section 8.01 Designation of Beneficiary. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his Account balance upon his death. The designation will be made on forms prescribed by the Administrative Committee and will be effective upon receipt by the Administrative Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Administrative Committee but the revised designation or revocation will be effective only upon receipt by the Administrative Committee.
     Section 8.02 Consent of Spouse Required. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation in writing. The required consent must be signed by the spouse, contain an acknowledgment by the spouse of the effect of the consent, and be witnessed by a Plan representative designated by the Administrative Committee (other than the Participant) or by a notary public. If it is established to the satisfaction of the Administrative Committee that the Participant has no spouse or that the spouse’s consent cannot be obtained or is not required because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Section 417 of the Code, such written consent shall not be required. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent, unless the spouse’s consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.
     Section 8.03 Failure to Designate Beneficiary. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, distribution of the Participant’s Account balance upon his death will be made to the Participant’s spouse, if living, and otherwise to his estate.
     Section 8.04 Distributions to Beneficiaries. Distribution of a Participant’s Account balance to the Participant’s Beneficiary will be made or will commence as soon as practicable after the Valuation Date coinciding with or immediately following the Participant’s death. In general, the Participant’s Account balance will be distributed to the Beneficiary in a single lump sum payment. The ESOP, however, governs the distribution form of a Participant’s interest in the Huntington Ingalls Industries Fund. The Participant’s Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed to his Beneficiary. If a Beneficiary entitled to a payment dies, any remaining balance of the Participant’s Account payable to the Beneficiary shall become payable to the Beneficiary’s estate in a single lump sum payment as soon as administratively practicable.
     Section 8.05 Survivor Benefits Related to Military Service. If a Participant dies during a period of qualified military service, as determined under Code Section 414(u), his Beneficiary shall be entitled to any additional benefits, other than benefit accruals, as if the Participant was reemployed by an Employer on the date immediately preceding his death and terminated employment on the date of his death.

Article 9
Administration Of The Plan And Trust Agreement
     Section 9.01 In General. This Article 9 gives responsibility for plan administration (other than investment and trust matters) to an Administrative Committee, as described below. The provisions of this Article 9 override any contrary provision elsewhere in the documents governing the Plan, except to the extent prohibited by change-in-control provisions or collective bargaining agreements.
     Section 9.02 Plan Administrator. The general administration of the Plan is the responsibility of the Administrative Committee. The Administrative Committee is the plan administrator, and the Administrative Committee and each of its members are named fiduciaries. Administrative Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.
     Section 9.03 The Administrative Committee. The Administrative Committee consists of at least three members appointed by the Board or its delegate. The members of the Administrative Committee shall serve without compensation for such service, unless otherwise determined by the Board.
     (a) Except as otherwise provided in this Article 9, each member of the Administrative Committee shall continue in office until the expiration of 3 years from the date of his or her latest appointment or reappointment to the Administrative Committee. A member may be reappointed.
     (b) If at the end of his or her latest term as a member of the Administrative Committee, a member is not reappointed, he or she will continue to serve on the Administrative Committee until the date his or her successor is appointed.
     (c) A member may be removed by the Board at any time and for any reason.
     Section 9.04 Resignation of Administrative Committee Members. A member of the Administrative Committee may resign at any time by delivering a written resignation to the Secretary of the corporation and to the Secretary of the Administrative Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.
     Section 9.05 Conduct of Business. The Administrative Committee shall elect a Chairman from among its members and a Secretary who may or may not be a member. The Administrative Committee shall conduct its business according to the provisions of this Article 9 and shall hold meetings from time to time in any convenient location.
     Section 9.06 Quorum. A majority of all of the members of the Administrative Committee constitutes a quorum and has power to act for the entire Administrative Committee.
     Section 9.07 Voting. All actions taken by the Administrative Committee shall be by majority vote of the members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent of a majority of the

Administrative Committee members without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.
     Section 9.08 Records and Reports of the Administrative Committee. The Administrative Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board and the Company.
     Section 9.09 Powers of the Administrative Committee. The Administrative Committee shall have all powers necessary or incident to its office as plan administrator, and its determinations and actions shall be binding to the maximum extent permitted by law. Such powers include, but are not limited to, full discretionary authority to:
     (a) prescribe rules for the operation of the Plan;
     (b) determine eligibility;
     (c) comply with the requirements of reporting and disclosure under ERISA and any other applicable law, and to prepare and distribute other communications to Participants (and, if applicable, Beneficiaries) as a part of Plan operations;
     (d) prescribe forms to facilitate the operation of the Plan;
     (e) secure government approvals for the Plan (if applicable);
     (f) construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions, and to determine the facts underlying any claim for benefits;
     (g) determine the amount of benefits, and authorize payments from the trust;
     (h) maintain records;
     (i) litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf;
     (j) enter into contracts on the Plan’s behalf;
     (k) employ counsel and others to render advice about any responsibility that the Administrative Committee has under the Plan;
     (l) exercise all other powers given to the plan administrator under other provisions of the Plan.
     From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs, United States Department of Labor Voluntary Fiduciary Correction Program, or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Code section

414(p). The resolution, settlement, or adjudication of these claims or issues may result in an action that is not expressly permitted under some other section of the Plan document (including, without limitation, additional contributions (which may be subject to such allocation, vesting and distribution rules as appropriate to undertake the correction without regard to the Plan’s usual rules as to such matters) or distributions). Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the Administrative Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.
     If the Plan makes an overpayment of the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method that the Administrative Committee deems reasonable.
     Section 9.10 Allocation or Delegation of Duties and Responsibilities. The Administrative Committee, Board or the Company may:
     (a) Employ agents to carry out nonfiduciary responsibilities;
     (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) under the rules of Section 9.11;
     (c) Consult with counsel, who may be counsel to the Company or the Parent;
     (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among their members under the rules of Section 9.11; and
     (e) In particular, designate one or more officers as having responsibility for designing and implementing administrative procedures for the Plan.
     Section 9.11 Procedure for the Allocation or Delegation of Fiduciary Duties. The following rules apply to the allocation or delegation of fiduciary duties:
     (a) Any allocation or delegation of fiduciary responsibilities must be approved by majority vote of the members of the Administrative Committee, in a resolution approved by the majority.
     (b) The vote cast by each member of the Administrative Committee for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings.
     (c) Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this Section 9.11.
     Section 9.12 Expenses of the Plan. All reasonable and proper expenses of administration of the Plan including counsel fees will be paid out of Plan assets to the extent permitted by any applicable collective bargaining agreement, and otherwise shall be paid by the Employers participating in the Plan (subject to subsection (b)).
     (a) No expenses may be withdrawn from Plan assets without the consent of the Administrative Committee. The Administrative Committee may authorize the Trustee to withdraw particular expenses or kinds of expenses on a standing basis.
     (b) The Employers may initially pay any expense that normally would be a charge on Plan assets and later obtain reimbursement from Plan assets.
     (1) This even applies in cases where, at the time of the Employers’ initial payment of the expense, it is not clear that the Employers may lawfully seek reimbursement from Plan assets but the Employers’ legal right to reimbursement is later clarified.
     (2) It is specifically anticipated that there may be situations, such as litigation, where the Employers might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.
     Section 9.13 Indemnification. The Parent agrees to indemnify and reimburse, to the fullest extent permitted by law, members and former members of the Board; members and former members of the Administrative Committee; employees and former employees of the Parent or its subsidiaries who act (or acted) for the Administrative Committee, the Parent or an employer participating in the Plan for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, except in instances of gross misconduct.
     Section 9.14 Extensions of Time Periods. For good cause shown, the Administrative Committee may extend any period set forth in the Plan for taking any action required of any Participant or Beneficiary to the extent permitted by law.
     Section 9.15 Claims and Appeals; Time Limitations; Exhaustion of Remedies. All claims and appeals related to benefits under the Plan shall be governed by the terms of Article 6 in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.
     Section 9.16 Qualified Domestic Relations Orders. The Administrative Committee shall establish procedures for handling domestic relations orders.
     Section 9.17 Amendments. The Administrative Committee may amend the Plan through written resolution to make the changes identified in subsection (a).
     (a) The Administrative Committee may amend the Plan:
     (1) to the extent necessary to keep the Plan in compliance with law;
     (2) to make clarifying changes;

     (3) to correct drafting errors;
     (4) to otherwise conform the Plan documents to the company’s intent;
     (5) to change the participation and eligibility provisions;
     (6) to change plan definitions, formulas or employee transfer rules;
     (7) with respect to administrative, procedural and technical matters including benefit calculation procedures, distribution elections and timing, other elections, waivers, notices, and other ministerial matters; and
     (8) with respect to management of funds, provided that this clause shall not be construed to authorize the Administrative Committee to alter the availability of the Huntington Ingalls Industries Fund as an investment option under the Plan.
     (b) Nothing in this Section 9.17 is intended to modify the amendment authority of any company, board of directors, officer or other committee.
     Section 9.18 Payment to Minors or Persons Under Legal Disability. If any benefit becomes payable to a minor or a person for whom a legal guardian has been appointed, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Administrative Committee determines is necessary to ensure that the payment will legally discharge the Plan’s obligation to such person.
     Section 9.19 Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Employer will be otherwise liable for benefits payable under the Plan.
     Section 9.20 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Administrative Committee may establish procedures for the use of electronic media in communications and transactions between and among the Plan, the Company, a Committee, the Trustee, Participants and Beneficiaries and any other person. Electronic media may include, but are not limited to, e-mail, the Internet, Intranet systems and the telephone response system.

Article 10
Limitations On Allocations To Participants’ Accounts
     Section 10.01 Maximum Allocation.
     (a) Incorporation by Reference. Notwithstanding any other provisions of the Plan to the contrary, the total amount allocated to the Participant’s Account shall not exceed the limitations imposed under Code Section 415, the provisions of which are incorporated into the Plan by reference. For this purpose compensation shall mean total compensation to the Participant reportable by the Controlled Group Members for the limitation year on a Wage and Tax Statement (Form W-2) as remuneration for the personal service of the Participant, and shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income by reason of Code Sections 125, 132(f)(4), or 457.
     (b) Reductions Among Defined Contribution Plans. If the limitations of this Section would be exceeded for any person for any limitation year because of the combined annual addition under this Plan and one or more other plans of the Employer and/or a Controlled Group Member (without regard to this subsection), adjustments shall be made to reduce such annual addition so as to eliminate such excess as follows, but only to the extent necessary to eliminate such excess annual addition:
     (1) First, to the extent such person is eligible to make catch-up contributions, by recharacterizing elective deferrals and/or Roth contributions under this Plan and/or the other plan as catch-up contributions and/or Roth catch-up contributions to the extent permitted by the relevant plan, and subject to the person’s limitation on catch-up contributions and Roth catch-up contributions for the relevant year, with recharacterization occurring first in a manner that will minimize the impact on the Participant’s eligibility for matching contributions and thereafter on a last-in, first-out basis, except that if the other plan includes an ordering rule that is different than the ordering rule set forth in this subsection, the other plan’s ordering rule shall prevail if expressly required by such other plan.
     (2) Second, by using the procedures set forth in the Employee Plans Compliance Resolution System (or any successor guidance thereto), treating all defined contribution plans as a single plan for purposes of applying the ordering rules set forth therein; and
     (3) Third, on a last-in, first-out basis with respect to this Plan and/or the other plan, provided, however, to the extent that the other plan includes an ordering rule that is different than the ordering rule set forth in this subsection, the other plan’s ordering rule shall prevail, if expressly required by such other plan.

     Section 10.02 Elective Deferrals — Contribution Limitation. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Controlled Group Members during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.02 of the Plan and Section 414(v) of the Code, if applicable.

Article 11
Restrictions On Distributions To
Participants And Beneficiaries
     Section 11.01 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 7 or Article 8.
     Section 11.02 Restrictions on Commencement of Distributions. The provisions of this Section will apply to restrict the ability to delay the commencement of distributions. Distribution of the Participant’s interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (A) the date on which the Participant attains age 65, (B) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (C) the Participant’s termination of employment.
     Section 11.03 Minimum Distribution Requirements.
     (a) General Rules.
     (1) Effective Date. The provisions of this Section 11.03 shall apply for determining required minimum distributions for calendar years beginning on or after January 1, 2003.
     (2) Precedence. The provisions of this Section 11.03 will take precedence over any inconsistent provisions of the Plan.
     (3) Treasury Regulations Incorporated. All distributions required under this Section 11.03 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.
     (4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”).
     (b) Time and Manner of Distribution.
     (1) Mandatory Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Mandatory Commencement Date.
     (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     (B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 11.03(b)(2), other than Section 11.03(b)(2)(A), will apply as if the surviving spouse were the Participant.
     For purposes of this Section 11.03(b) and Section 11.03(d), unless Section 11.03(b)(2)(D) applies, distributions are considered to begin on the Participant’s Mandatory Commencement Date. If Section 11.03(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.03(b)(2)(A). If distributions under an annuity purchased from an authorized annuity provider irrevocably commence to the Participant before the Participant’s Mandatory Commencement Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 11.03(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.
     (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider or in a single sum on or before the Mandatory Commencement Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider, distributions under that annuity will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
     (c) Required Minimum Distributions During Participant’s Lifetime.
     (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (A) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the

Participant’s age as of the Participant’s birthday in the distribution calendar year; or
     (B) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table provided in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
     (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 11.03(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
     (d) Required Minimum Distributions After Participant’s Death.
     (1) Death On or After Date Distributions Begin.
     (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
     (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (ii) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
     (iii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (2) Death Before Date Distributions Begin.
     (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 11.03(d)(1).
     (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.03(b)(2)(A), this Section 11.03(d)(2) will apply as if the surviving spouse were the Participant.
     (e) Definitions.
     (1) Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-4, of the Treasury Regulations.
     (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year containing the Participant’s Mandatory

Commencement Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.03(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Mandatory Commencement Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Mandatory Commencement Date occurs, will be made on or before December 31 of that distribution calendar year.
     (3) Life Expectancy. Life expectancy as computed under the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
     (4) Mandatory Commencement Date. April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (b) the calendar year in which the Participant retires, except that (b) shall not apply in the case of a Participant who is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one-half (70 1/2).
     (5) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
     (f) Waiver of 2009 Required Minimum Distribution. Notwithstanding the preceding provisions of this Article, Participants and Beneficiaries who would have been required to receive required minimum distributions for calendar year 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of such Participants, the joint lives (or joint life expectancy) of such Participants and the Participants’ designated Beneficiaries, or for a period of at least 10 years, will not receive those distributions for calendar year 2009. A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).
     Section 11.04 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date,

or if it is not possible to make such payment on such date because the Administrative Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

Article 12
Adoption Of Plan By Controlled Group Members
     Section 12.01 Adoption Procedure. Any Controlled Group Member may become an Employer under the Plan provided that (A) the Board approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as an Employer; (B) the Controlled Group Member adopts the Plan and Trust Agreement together with all amendments then in effect by appropriate resolutions of the board of directors of the Controlled Group Member; and (C) the Controlled Group Member by appropriate resolutions of its board of directors agrees to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.
     Section 12.02 Effect of Adoption by Controlled Group Member. A Controlled Group Member that adopts the Plan pursuant to this Article will be deemed to be an Employer for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Controlled Group Member as an Employer. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining the eligibility of such Employees to participate in the Plan, provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

Article 13
Amendment Of The Plan
     Section 13.01 Right to Amend Plan. Parent reserves the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, subject to the following conditions: (A) no amendment shall increase the duties or liabilities of the Trustee without its written consent; (B) no amendment shall cause a reversion of Plan assets to the Employers not otherwise permitted under the Plan; (C) no amendment shall have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account, nor shall the vesting provisions of the Plan be amended with respect to contributions then permitted; and (D) no amendment shall be effective to the extent that it has the effect of decreasing a Participant’s Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.
     If the vesting schedule of the Plan is amended in such a way that a Participant might in any Plan Year have less vesting credit under the new schedule than under the schedule prior to the amendment, each Participant with at least three Years of Service may elect to have his nonforfeitable percentage computed without regard to such amendment. The period during which such election may be made shall commence with the date the amendment is adopted and shall end on the latest of (i) sixty days after the amendment is adopted, (ii) sixty days after the amendment becomes effective, or (iii) sixty days after the Participant is provided with written notice of the amendment. Furthermore, to the extent required by law, a Participant’s vested interest in his pre-amendment benefits shall never be less than it would have been in the absence of the amendment, regardless of his Years of Service.
     Section 13.02 Amendment Procedure. Any amendment to the Plan will be evidenced by an appropriate written instrument executed by an authorized officer or officers of the Parent.
     Section 13.03 Effect on Employers. All Employers will be bound by any amendment permitted under Section 13.01 and adopted pursuant to Section 13.02.

Article 14
Termination, Partial Termination And
Complete Discontinuance Of Contributions
     Section 14.01 Continuance of Plan. The Employers expect to continue the Plan indefinitely. However, subject to the Basic Labor Agreement, they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to a Basic Labor Agreement and to the remaining provisions of this Article, any Employer at any time may discontinue its participation in the Plan with respect to its Employees.
     Section 14.02 Disposition of the Trust Fund. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Company will instruct the Trustee to follow one of the following alternative:
     (a) To continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted;
     (b) Unless a Controlled Group Member maintains an alternative defined contribution plan (other than an ESOP as defined in Sections 409(a) or 4975(e)(7) of the Code, a SEP as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract described in Section 403(b) of the Code or a plan described in Sections 457(b) or (f) of the Code) at any time during the period beginning on the date of termination and ending 12 months after all assets have been distributed from the Plan, to distribute the assets remaining in the Trust Fund. The Trustee will distribute to each Participant in a lump sum, in cash or in kind, as the Company may direct, the amount credited to his Account as of the date of completion of the Trust Fund termination; or
     (c) To transfer all assets and liabilities of the trust to another continuing employee benefit trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, provided that the distribution limitations imposed by Section 401(k) of the Code and the Treasury Regulations thereunder on Before-Tax Contributions and Catch-up Contributions must continue to apply after transfer as required by law.
     Under alternatives (b) and (c), above, the Company shall direct the Trustee to value the Trust Fund as of a date just prior to the payment of benefits or the transfer of assets, respectively, and the Company shall allocate the net value of the Trust Fund among the Accounts of Participants and beneficiaries as if the Plan Year had ended on such date.
     Section 14.03 Withdrawal by An Employer. An Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board, and only to the extent permitted under the Basic Labor Agreement. If any Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Company as soon as it is administratively feasible to do so, and the Company will communicate such action to the Trustee and to the Employees of the Employers.

Article 15
Miscellaneous
     Section 15.01 Reversion Prohibited.
     (a) General Rule. Except as provided in subsections (b) and (c), it will be impossible for any part of the Trust Fund either (A) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and those administrative expenses provided for under Section 6.11), or (B) to revert to a Controlled Group Member.
     (b) Disallowed Contributions. Each contribution of the Employers under the Plan is expressly conditioned upon the current deductibility of the contribution under Code Section 404. If all or part of an Employer’s contribution is disallowed as a deduction under Code Section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Employer with respect to which the deduction was disallowed (upon the direction of the Company) within one year after the disallowance.
     (c) Mistaken Contributions. If a contribution is made by an Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Employer (upon direction of the Company) within one year after the mistaken contribution was made.
     Section 15.02 Bonding Insurance and Indemnity.
     (a) Bonding. To the extent required under ERISA, the Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.
     (b) Insurance. The Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys, fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.
     (c) Indemnity. If the Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in Subsection (b), or if such insurance is provided but any of the parties referred to in Subsection (b) incur any costs or expenses which are not covered under such policies, then the Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the

Plan and its Participants. However, this Subsection shall not apply to any costs, expenses, or liabilities incurred by a party referred to in (b) above with respect to a matter as to which such a party is judged liable for gross negligence or willful misconduct in the performance of his duties.
     Section 15.03 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated. The terms and conditions of any such transaction must satisfy all applicable legal requirements.
     Section 15.04 Spendthrift Clause.
     (a) Nonalienation. Except with respect to federal income tax withholding and federal tax levies or with respect to liens or judgments applicable to the Plan under the Mandatory Victims Restitution Act or other federal law determined to override the anti-alienation provisions of ERISA and the Code with respect to the Plan, the rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Notwithstanding the foregoing, the Administrative Committee and Trustee shall honor a “qualified domestic relations order,” as defined under Section 414(p) of the Code (a “QDRO”), and may distribute amounts from the Plan to an alternate payee described in any such order in accordance with the terms of the order. The Administrative Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer the provisions of, and distributions under, such orders in accordance with Section 414(p) of the Code.
     (b) Distributions pursuant to QDROs. If a QDRO so provides, the portion of a Participant’s Account payable to the alternate payee(s) shall be distributed to the alternate payee(s) at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.
     Section 15.05 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.
     Section 15.06 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
     Section 15.07 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the Commonwealth of Virginia. References to a “spouse” or “surviving spouse” herein shall be interpreted in accordance with the requirements of the federal Defense of Marriage Act as including only a person of the opposite gender from the Participant, unless otherwise expressly stated herein.
     IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amended and restated Plan to be executed by its duly authorized representative on this 30th day of March, 2011.

HUNTINGTON INGALLS INDUSTRIES, INC.
By	/s/ William Ermatinger
William Ermatinger
Vice President and Chief Human Resources Officer

APPENDIX A
Acquisition of Newport News Shipbuilding Inc.
     Section A.01 Historical Reference. This Appendix is for historical reference only.
     Section A.02 In General. This Appendix provides special rules concerning the acquisition by Northrop Grumman Corporation of Newport News Shipbuilding Inc. (the “Newport News Shipbuilding Acquisition”).
     (a) Purpose. This Appendix prevents employees of the Northrop Grumman Group from receiving coverage or any credit for service or compensation under this Plan with respect to periods before the Newport News Shipbuilding Acquisition unless mandated by the minimum statutory requirements of the Code or ERISA or until the Plan and this Appendix are explicitly amended to provide otherwise. (For this purpose, “minimum statutory requirements” refers only to statutory provisions concerning coverage, compensation, and service. This Appendix overrides any Plan language that might otherwise give further rights than what the statutes alone require.)
     (b) General Override. The provisions of this Appendix override any contrary provisions elsewhere in the documents governing the Plan.
     (c) Definitions. For purposes of this Appendix:
     (1) Subject to (A) and (B), the term “Northrop Grumman Group” generally means Northrop Grumman Corporation (EIN 95 4840775) and any entity affiliated with it under Sections 414(b), (c), (m) or (o) of the Code.
     (A) With reference to periods before the Closing Date, the term “Northrop Grumman Group” means the entire affiliated group.
     (B) With reference to periods on and after the Closing Date, the term “Northrop Grumman Group” means the entire affiliated group, but not including Newport News Shipbuilding Inc. (and any successor entity) and its subsidiaries.
     (2) The term “Closing Date” means the date on which Northrop Grumman Corporation purchases a majority interest in the shares of Newport News Shipbuilding, Inc. pursuant to the exchange offer by Northrop Grumman Corporation filed with the Securities and Exchange Commission on Form S-4.
     (3) The term “Newport News Shipbuilding Affiliation Date” means the date as of which Newport News Shipbuilding, Inc. (or any successor entity) becomes affiliated with Northrop Grumman Corporation under the rules of Sections 414(b), (c), (m) or (o) of the Code.
     Section A.03 Acquisition of Newport News Shipbuilding, Inc. Effective as of the Closing Date, Newport News Shipbuilding, Inc. became a subsidiary of Northrop Grumman Corporation.

     Section A.04 Coverage. No individuals who were employees of the Northrop Grumman Group immediately before the Closing Date may participate in this Plan. No individuals who became employees of the Northrop Grumman Group after the Closing Date may participate in this Plan.
     Section A.05 Service With the Northrop Grumman Group.
     (a) Service with the Northrop Grumman Group is counted under this Plan only if required by the provisions in the Code and ERISA governing service counting. No language in this Plan will be interpreted to give further rights than these statutes require.
     (b) Service with the Northrop Grumman Group prior to the Newport News Shipbuilding Affiliation Date will not be counted as service for any purpose.
     (c) Service performed with the Northrop Grumman Group after the Newport News Shipbuilding Affiliation Date is credited for participation and vesting purposes under this Plan only to the extent required by Code Sections 410(a) and 411(a) and ERISA Sections 202 and 203.
     (d) No service with the Northrop Grumman Group shall be counted in calculating benefits or determining entitlement to optional forms of payment or early retirement, disability, layoff, or plant shutdown benefits, even if otherwise determined by reference to vesting service.
     Section A.06 Compensation. No compensation for services performed for the Northrop Grumman Group shall be treated as compensation under this Plan, except to the extent required by ERISA or the Code.
     Section A.07 Nonduplication. Employees are not covered by this Plan for any Plan Year or portion of a Plan Year before March 31, 2011 if they were actively participating under any plan of the Northrop Grumman Group qualified under Section 401(a) of the Code.
     (a) Solely for purposes of this Section, employees were active participants in another plan if they were generally eligible to make or receive contributions or accrue benefits under the plan, or would be, but for limits in the plan.
     (b) If an employee could have been covered by two plans, both of which include this provision (or a similar provision), the plan administrators resolved the discrepancy to allow eligibility for one plan or another but not both.
     Section A.08 Termination of Employment. No termination of employment will be deemed to occur as a result of the Newport News Shipbuilding Acquisition, any corporate reorganization incident to the Newport News Shipbuilding Acquisition, any later liquidation of Newport News Shipbuilding, Inc. (or any successor entity) or its subsidiaries, any transfer of assets or liabilities between members of the group consisting of Northrop Grumman Corporation and its subsidiaries or the spin-off of Northrop Grumman Shipbuilding, Inc. as of March 31, 2011.

     (a) Similarly, there will be no “separation from service” or “severance from service” or event described by a similar term.
     (b) The provisions of this Section A.08 are not intended to modify any service-counting provisions in the Plan, to extend service credits when they would not otherwise be given, nor to override Section A.05 above.

APPENDIX B
Huntington Ingalls Industries, Inc. Newport News Operations
Employee Stock Ownership Plan
ARTICLE B1
General Provisions
     Section B1.01 Single Plan. The ESOP is a part of the Plan. The ESOP and the Plan constitute a single plan. References to “the Plan” mean the entire Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees, including the ESOP as set forth in this Appendix B.
     Section B1.02 Plan Year. The Plan Year for the ESOP is the same as for the rest of the Plan, the calendar year.
     Section B1.03 Application of Plan Provisions. The provisions of the Plan apply to the ESOP except as modified by the ESOP provisions. The only investment available under the ESOP is the Huntington Ingalls Industries Fund (without prejudice to the rights of Participants and Beneficiaries to diversify out of the ESOP pursuant to Article B6).
     Section B1.04 Form of Contributions. Any contributions made to the ESOP may be made in the form of cash or Qualifying Securities at the discretion of the Company.
     Section B1.05 Vesting. Amounts allocated to ESOP Accounts vest on the same schedules (based on contribution type) as under the non-ESOP component of the Plan.
     Section B1.06 Forfeitures. Non-vested amounts under the ESOP are forfeited, restored and applied in the same manner as non-vested amounts under the non-ESOP component of the Plan.
     Section B1.07 Section 415 Limitations. In the event the ESOP obtains a loan, the limitations of Code Section 415 will be based on contributions made to repay the loan which are allocated to a Participant’s ESOP Account rather than with respect to amounts released from the Suspense Account and allocated to a Participant’s Account.
     Section B1.08 Non-Allocation Rules. The ESOP is not expected to purchase Qualifying Securities in a transaction subject to Section 1042 of the Code, but if the Plan does purchase Qualifying Securities in such a transaction, it will restrict allocations in accordance with Section 409(n) of the Code. Furthermore, at present none of the Controlled Group Members are S Corporations, but the ESOP will adhere to the non-allocation requirements of Section 409(p) if it ever holds Qualifying Securities of an S Corporation.

ARTICLE B2
Company Contributions
     Section B2.01 Company Contributions. It is not intended that the Employer will designate contributions for investment in the ESOP. Contributions made to the Plan will be invested in the ESOP or in the non-ESOP component of the Plan in accordance with Participant investment elections for new contributions (or, in the absence of such an election, will be invested in the Plan’s qualifying default investment alternative).

ARTICLE B3
Dividends
     Section B3.01 In General. This Article provides for the treatment of Dividends. These rules apply to all Dividends under the ESOP.
     Section B3.02 Allocation of Dividends. Dividends on Qualifying Securities allocated to a Participant’s ESOP Account will be allocated to that ESOP Account.
     Section B3.03 Excess Dividends.
     (a) Cash Dividends. Cash Dividends are subject to the election provided under Code Section 404(k)(2)(A)(iii). Each Participant will be provided, on a quarterly basis, with an option to have cash Dividends:
     (1) Distributed to the Participant no later than 90 days after the close of the Plan Year in which the cash Dividends are paid to the Plan; or
     (2) Paid to the Plan and reinvested in Qualifying Securities in the Participant’s Account.
If a Participant fails to make an election, the cash Dividends will be paid to the Plan and reinvested in Qualifying Securities in the Participant’s Account. Participants will be fully vested in cash Dividends with respect to which an election under this Section is offered.
     (b) Stock Dividends. Stock Dividends on Qualifying Securities already allocated to a Participant’s ESOP Account will be allocated to that ESOP Account as Qualifying Securities.
     Section B3.04 Conditioned on Deductibility. Distribution of Dividends under the preceding Section will be made only if the Administrative Committee can reasonably determine that the distributed Dividends will be deductible for federal income tax purposes by the Company or the Parent under the provisions of the Code, including Code Section 404(k) or any successor provision.
     Section B3.05 Direct Distribution of Dividends. The Company or the Parent may, in its discretion, distribute Dividends directly to Participants rather than paying them to the Plan for distribution to Participants.
     Section B3.06 Meaning of “Participant”. For purposes of this Article, the term “Participant” includes a Beneficiary who retains credit under an ESOP Account following a Participant’s death.

ARTICLE B4
Voting Rights and Tender Offers
     Section B4.01 In General. Qualifying Securities may be subject to an offer to purchase or otherwise acquire from time to time (an “Offer”). In addition, Qualifying Securities may carry the right to vote on particular (or all) issues subject to a vote by shareholders of the Company or Parent or its delegate, as applicable, and such votes may be subject to proxy solicitations. This Article sets forth provisions governing responses to such Offers for and such voting of Qualifying Securities held under the Trust Agreement and for responses to proxy solicitations. The provisions of this Article, and the corresponding provisions in the Trust Agreement are to be construed identically.
     Section B4.02 Voting of Qualifying Securities. Shares of Qualifying Securities shall be voted by the Trustee only in accordance with directions from Participants as provided below:
     (a) Participants Entitled to Vote: Participants entitled to instruct the Trustee with regard to voting shall be those Participants, including Beneficiaries, (the “Eligible Participants”) who retain credit under an ESOP Account. The list of Eligible Participants will be fixed by the Administrative Committee as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the record date established by the Board for the matter or matters to be voted on. However, if such Determination Date is less than twenty-five days prior to such record date, the applicable Determination Date shall be the last day of the second preceding month. Eligible Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.
     (b) Allocation of Shares: The number of shares initially allocated to an Eligible Participant for purposes of voting will be the number (calculated to 5 decimal places) obtained by (1) dividing the number of shares of Qualifying Securities held in the Huntington Ingalls Industries Fund (as defined in the Trust Agreement) of the Plan as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Fund credited to the accounts of all Eligible Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Fund credited to the account of such Eligible Participant as of the close of business on such Determination Date.
     (c) Notification of Participants: In connection with the solicitation of proxies, the Parent or its delegate, on behalf of the Trustee, shall notify all Eligible Participants of their rights with respect to voting and:
     (1) shall furnish to the Eligible Participants all soliciting and other materials furnished to the shareholders generally concerning the matter or matters to be voted on;
     (2) shall solicit for the Trustee voting instructions from the Eligible Participants concerning such matter or matters;

     (3) shall state in the notice the date as of which instructions must be received by the Parent or its delegate from Eligible Participants in order to be considered timely;
     (4) shall notify each Eligible Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Participant is entitled to give voting instructions to the Trustee under Section B4.02(b) and
     (5) shall state in such notice that the Eligible Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).
     (d) Voting of Shares: Each Eligible Participant is entitled to direct the Trustee with respect to the voting of the shares allocated to such Eligible Participant under Section B4.02(b) as well as the Eligible Participant’s portion of undirected shares. The Trustee shall follow timely and proper instructions received from Eligible Participants.
     (1) The portion of undirected shares allocable to each Eligible Participant from whom timely and proper directions are received shall be equal to the total number of undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Participant under Section B4.02(b) and the denominator of the fraction will be the total number of shares allocated under Section B4.02(b) to Eligible Participants from whom timely and proper instructions are received.
     (2) The total number of undirected shares shall be the sum of all shares for which timely and proper instructions are not received, shares credited to the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before the record date for the vote in question, less undirected shares sold or otherwise disposed of by the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before such record date, and shares held in a suspense account and not allocated to Participants’ accounts as of the Determination Date.
     (e) Action by Trustee: As soon as practicable prior to the Annual Meeting or other meeting or voting deadline for which proxies have been solicited, the Trustee shall execute and deliver to the Parent or its delegate a proxy or proxies which accord with the rules of Section B4.02(d).
     Section B4.03 Tender Offers, etc. In the event any offer is made to shareholders generally by any person, corporation or other entity (the “Offeror”) to purchase or otherwise acquire any or all of the Qualifying Securities, including Qualifying Securities then held in the Huntington Ingalls Industries Fund (an “Offer”), such Qualifying Securities shall be tendered for sale or exchange by the Trustee only in accordance with directions from Participants as provided below:
     (a) Participants Entitled to Direct Trustee: Participants entitled to instruct the Trustee with regard to an Offer shall be those Participants, including Beneficiaries, (the “Eligible Participants”) who retain credit under an ESOP Account. The list of Eligible

Participants will be fixed as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the date on which copies of the offer or invitation for tenders are first published or sent or given to the Parent’s shareholders. However, if such Determination Date is less than twenty-five days prior to such date on which copies of the offer or invitation for tenders are first so published or sent or given, the applicable Determination Date shall be the last day of the second preceding month. Eligible Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.
     (b) Allocation of Shares: The number of shares initially allocated to an Eligible Participant for purposes of directing a response to an Offer will be the number (calculated to 5 decimal places) obtained by (1) dividing the number of shares of Qualifying Securities held in the Huntington Ingalls Industries Fund as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Fund credited to the accounts of all Eligible Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Fund credited to the account of such Eligible Participant as of the close of business on such Determination Date.
     (c) Notification of Participants: In connection with the solicitation of instructions, the Parent or its delegate, on behalf of the Trustee, shall notify all Eligible Participants of their rights with respect to directing the disposition of shares under this Section B4.03 and:
     (1) shall furnish to the Eligible Participants all materials and written information furnished to the shareholders generally by the Offeror and by the Parent in connection with the Offer;
     (2) shall solicit for the Trustee instructions from the Eligible Participants concerning the Offer;
     (3) shall state in the notice the date as of which instructions must be received by the Parent or its delegate from Eligible Participants in order to be considered timely;
     (4) shall notify each Eligible Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Participant is entitled to give instructions to the Trustee under Section B4.03(b); and
     (5) shall state in such notice that the Eligible Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).
     (d) Direction of Shares: Each Eligible Participant is entitled to give the Trustee instructions which are consistent as to all (but not less than all) of the shares allocated to such Eligible Participant under Section B4.03(b) as well as the Eligible Participant’s portion of undirected shares. For instance, the Eligible Participant may direct the Trustee to tender all such shares, or not to tender all such shares. The Trustee shall follow timely and proper instructions received from Eligible Participants.

     (1) The portion of undirected shares allocable to each Eligible Participant from whom timely and proper directions are received shall be equal to the total number of undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Participant under Section B4.03(b) and the denominator of the fraction will be the total number of shares allocated under Section B4.03(b) to Eligible Participants from whom timely and proper instructions are received.
     (2) The total number of undirected shares shall be the sum of all shares for which timely and proper instructions are not received, shares credited to the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before the record date for the vote in question, less shares sold or otherwise disposed of by the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before such record date, and shares held in a suspense account and not allocated to Participants’ accounts as of the Determination Date.
     (3) The Trustee will tender undirected shares proportionately from all Participant accounts (as well as any suspense account) which contain undirected shares. For example, if the Trustee receives directions which are, in the aggregate, 25% in favor of tendering and 75% against tendering, it will tender one share from an account with four undirected shares.
     (e) Withdrawals of Shares: In the event, under the terms of an Offer or otherwise, any shares of Qualifying Securities tendered for sale or exchange pursuant to such Offer may be withdrawn from such Offer, the Trustee will follow timely and proper instructions from Eligible Participants respecting the withdrawal of shares from the Offer in the same manner as instructions under Section B4.03(b).
     (f) Multiple Offers: If more than one Offer is made covering overlapping time periods for Qualifying Securities in the Huntington Ingalls Industries Fund, the Trustee will follow the rules of this Section B4.03(f) with respect to all such Offers. This may require (1) more than one notification to Eligible Participants under Section B4.03(c); (2) soliciting instructions from Eligible Participants as to whether they wish to withdraw shares from one Offer and tender them for sale or exchange under another Offer, and (3) soliciting instructions from Eligible Participants who have rejected one Offer to see whether they wish to direct the tender of shares for sale or exchange under another Offer.
     (g) Allocation of Shares Accepted by Offeror: In the event that the Offeror takes up and pays for fewer than all of the shares tendered for sale or exchange by the Trustee on behalf of Eligible Participants, then the Trustee shall, to the extent necessary, reduce the number of shares proffered from each account proportionately. The Trustee shall use a random method to the extent necessary to allocate any residual fractional shares between accounts.
     (h) Treatment of Proceeds: In the event that shares are tendered for sale or exchange on behalf of an Eligible Participant pursuant to this Section, the proceeds (cash or otherwise) received upon the acceptance of such tender or exchange by the Offeror shall be credited to the appropriate subaccount of such Eligible Participant as of the Valuation Date for this purpose which shall be the last day of the month immediately preceding the receipt of such proceeds. The cash proceeds so credited shall, as of the close of business on such Valuation Date, be allocated among the Plan’s investment options (excluding the Huntington Ingalls Industries Fund) in accordance with the Participant’s then-current investment election or, if no investment election (other than an election to invest in the Huntington Ingalls Industries Fund) is in effect, to the Plan’s default option. The non-cash proceeds (if any) so credited shall be held by the Trustee pending further instructions from the Parent, or from the Participant if such assets are subject to Participant direction.

ARTICLE B5
Investments
     Section B5.01 Huntington Ingalls Industries Fund. Except as otherwise provided in the Trust Agreement, all amounts held under the ESOP and not diversified under Article B6 shall be held in the Huntington Ingalls Industries Fund under the Trust Agreement and shall be used to purchase Qualifying Securities.
     (a) Cash set aside to meet ongoing liquidity needs and amounts temporarily liquid pending investment in Qualifying Securities may be invested in obligations of the federal government (including any agency or instrumentality thereof), certificates of deposit, any common or group trust funds maintained by the Trustee or other bank or trust company, and in commercial paper other than obligations of the Parent.
     (b) Purchases of Qualifying Securities may be made from or through any source including the Company or a Participant.
     (c) Rights, options, or warrants offered to purchase Parent stock shall be exercised by the Trustee to the extent that there is cash available for investment. To the extent cash is not available, the same shall be sold on the open market.
     (d) Conversion of convertible preferred stock shall be accomplished at the discretion of the Trustee. Stock distributions shall be made only in Parent common stock which is publicly traded and is not subject to a trading limitation. For these purposes, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation under a federal or state securities law, or any agreement affecting the security which would make the security not as freely tradable as one not subject to such restriction. The preceding sentence is to be construed in accordance with 26 C.F.R. Section 54.4975-7(b)(10).
     Section B5.02 Primary Investment. Funds held under the ESOP are to be primarily invested in Qualifying Securities as required by ERISA and the Code, except to the extent diversified under Article B6.

ARTICLE B6
Diversification
     Section B6.01 In General. This Article provides for the diversification of investments under the ESOP in certain circumstances for Participants meeting certain conditions.
     Section B6.02 Eligibility. Each Participant is immediately eligible for the diversification election below, notwithstanding his or her Years of Service.
     Section B6.03 Diversification Election. A Participant eligible to make the diversification election may elect to diversify up to 100% of his or her ESOP Account.
     (a) Diversification consists of transferring amounts among the ESOP Account and one or more of the other Investment Funds under the Plan.
     (b) The general rules under the Plan applicable to transfers between Investment Funds will apply.
     Section B6.04 Timing of Election. An eligible Participant may elect to diversify at any time. Elections must be made according to the rules and procedures of the Administrative Committee.

ARTICLE B7
Distributions
     Section B7.01 Application. The distributions rules of this Article are in addition to the regular distribution rules of the Plan and are not intended to supplant those rules.
     Section B7.02 Timing of Distributions. The distribution of the vested portion of a Participant’s ESOP Account will be made at the same time as his or her distribution under the Plan, as soon as possible after the election of distribution.
     Section B7.03 Form of Distributions. A Participant may elect to receive 0-100%, in whole percentages, of his or her ESOP Account (excluding any amounts which have been diversified under Article B6) in the form of Qualifying Securities. Any amount not distributed in the form of Qualifying Securities will be distributed in cash.
     Section B7.04 Condition of Distributions. The rules for distributions under the ESOP are all conditioned on the present requirement that stock distributions shall be made only in Parent common stock that is publicly traded and is not subject to a trading limitation (see Section B5.01(d)) and the absence of any investments in Qualifying Securities other than such common stock. Should these conditions change in the future, the ESOP may be amended to provide for other distribution rules.

ARTICLE B8
Termination
     Section B8.01 Termination. In addition to the general termination provisions of the Plan, the ESOP shall terminate if the Parent does not receive an initial determination from the IRS that the ESOP qualifies as an ESOP under Code Section 4975(e)(7) or if changes in the law prevent a deduction under Code Section 404(k).